EXHIBIT 99.1

Contact:	Mark Murphy, Chief Executive Officer
(949) 769-3200

For Immediate Release

PRO-DEX, INC. ANNOUNCES FISCAL THIRD QUARTER 2010 RESULTS

Company reports third quarter sales of $6.2 million, earnings of $0.02 per share, operating cash generation of $1.7 million, and a record high backlog of $13.2 million.

IRVINE, CA, April 29, 2010 - PRO-DEX, INC. (NasdaqCM: PDEX) today announced its financial results for the third fiscal quarter ended March 31, 2010.

Sales for the quarter ended March 31, 2010 increased 25% to $6.2 million compared to $4.6 million for the previous year’s third quarter due to better performance in all three product lines (medical device, motors and industrial motion control).  Net income for the third quarter was $174,000 or $0.02 per share compared to a net loss of $3,011,000 or $0.31 per share for the previous year’s third quarter.

To more accurately compare the operating results of the third quarter of fiscal 2009 to the third quarter of fiscal 2010, it is helpful to exclude the effects of non-recurring and tax items.  Excluding the non-recurring $997,000 write-off of goodwill, $45,000 in severance and the $1.96 million reserve for deferred tax benefits in the third quarter of fiscal 2009, the net loss would have been ($0.04) per share.  Comparatively, excluding the non-recurring items in the third quarter of fiscal 2010, consisting of $250,000 of revenue, $113,000 of severance, and $224,000 of income tax estimate adjustments, the net income would have been $0.04 per share.

Mark Murphy, the Company’s President and Chief Executive Officer, commented, “We are pleased to report our fourth consecutive quarter of solid sales, earnings and cash generation. Over the last 12 months, Pro-Dex has shipped $23.1 million, earned $0.12 per share, created $2.0 million of EBITDA, and generated $3.5 million in operating cash.  These numbers represent significant improvements over our year-ago performance.  Our bookings have been strong, resulting in a record high backlog of $13.2 million on March 31, 2010, up from $11.6 million a year earlier.”

Gross profit for the quarter ended March 31, 2010 increased to $2.3 million, a 37% gross profit margin, compared to gross profit of $1.1 million or 24% gross profit margin in last year’s third quarter.  The gross profit increase was due to increased sales, better fixed cost utilization and a more favorable margin mix of products.  Approximately 3 percentage points of the margin increase were due to the previously noted non-recurring revenue which had no cost of goods sold associated with it in the current quarter.

Operating income for the third quarter (excluding the non-recurring charges) increased from to a loss of $671,000 to a profit of $272,000 due to higher sales, better margins, and controlled operating expenses.

During the third quarter of fiscal year 2010, the Company continued to strengthen its balance sheet, generating an additional $1,691,000 of operating cash, of which $549,000 was from the collection of a claim for federal income taxes due to enhanced NOL carryback rules implemented in 2009.  In the first nine months of fiscal year 2010, the Company generated $2,661,000 in operating cash, up $1,821,000 from the $840,000 in cash provided in the first nine months of fiscal year 2009.  At March 31, 2010, the Company had cash and cash equivalents of $3,352,000 compared to cash and cash equivalents of $504,000 as of March 31, 2009.  The Company had net cash (total cash less debt) of $340,000 at March 31, 2010, a significant improvement from $3.0 million of net debt at March 31, 2009.

Teleconference Information:

Investors and all others are invited to listen to a conference call discussing the third fiscal quarter 2010 results, today at 4:30 p.m. Eastern Time. The call is scheduled to be broadcast live over the Internet and may be accessed by visiting the Company's website at http://www.pro-dex.com or directly at http://www.videonewswire.com/event.asp?id=68584. Mark Murphy, Chief Executive Officer, and Jeff Ritchey, Chief Financial Officer, plan to host the call. If you would like to join the call, dial (866) 317-6010 U.S. and (412) 317-6010 International, conference I.D. 440155. You may identify the call as the Pro-Dex Third Quarter Earnings Call. An online archive of the broadcast will be available within two hours of the completion of the call and will be accessible on the Company's website for 365 days. Additionally, a telephone replay will be available 2 hours after the call for 48 hours by dialing (877) 344-7529 U.S. or (412) 317-0088 for international callers, conference I.D. number 440155.

Pro-Dex, Inc., with operations in California, Oregon and Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate miniature rotary drive systems, embedded motion control and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets.  Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, commercial and military aircraft, scientific research facilities and high tech manufacturing operations around the world.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.
(tables follow)

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	3/31/2010	6/30/2009
ASSETS
Current assets:
Cash and cash equivalents	$3,352,000	$1,124,000
Accounts receivable, net of allowance for doubtful accounts of $51,000 at 03/31/2010 and $52,000 at 6/30/09	2,776,000	2,515,000
Other Current Receivables	-	16,000
Inventories	2,856,000	3,365,000
Prepaid expenses	232,000	117,000
Prepaid income taxes	-	118,000
Total current assets	9,216,000	7,255,000
Property, plant, equipment and leasehold improvements, net	5,551,000	5,981,000
Other assets:
Goodwill	2,997,000	2,997,000
Intangibles - Patents, net	-	147,000
Other	87,000	87,000
Total other assets	3,084,000	3,231,000
Total assets	$17,851,000	$16,467,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$829,000	$827,000
Accrued expenses	2,069,000	1,394,000
Income taxes payable	-	53,000
Current Portion of T.I. Loan	400,000	400,000
Current portion of real estate loan	34,000	33,000
Total current liabilities	3,332,000	2,707,000

Long-term liabilities:
Notes Payable - T.I. Loan	1,067,000	1,367,000
Real estate loan	1,502,000	1,528,000
Deferred income taxes	188,000	171,000
Deferred rent	247,000	212,000
Total long-term liabilities	3,004,000	3,278,000
Total liabilities	6,336,000	5,985,000
Commitments and contingencies
Shareholders' equity:
Common shares; no par value; 50,000,000 shares authorized; 9,680,149 shares issued and outstanding Mar 31, 2010 9,668,671 shares issued and outstanding June 30, 2009	16,670,000	16,574,000
Accumulated deficit	(5,155,000)	(6,092,000)
Total shareholders’ equity	11,515,000	10,482,000
Total liabilities and shareholders’ equity	$17,851,000	$16,467,000

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three months ended March 31 (unaudited)

	2010	2009

Net sales	$6,161,000	$4,608,000

Cost of sales	3,869,000	3,497,000
Gross profit	2,292,000	1,111,000

Operating expenses:
Selling expense	383,000	315,000
General and administrative expenses	886,000	781,000
Impairment of intangible asset	-	997,000
Research and development costs	614,000	686,000
Total operating expenses	1,883,000	2,779,000

Income (Loss) from operations	409,000	(1,668,000)

Other income (expense):
Royalty income	40,000	-
Interest expense	(50,000)	(56,000)
Total	(10,000)	(56,000)

Income (Loss) before provision (benefit) for income taxes	399,000	(1,724,000)

Provision for income taxes	225,000	1,287,000
Net Income (Loss)	$174,000	$(3,011,000)

Net Income (Loss) per share:
Basic	$0.02	$(0.31)
Diluted	$0.02	$(0.31)

Weighted average shares outstanding - basic	9,703,615	9,684,071
Weighted average shares outstanding - diluted	9,721,693	9,684,071

See notes to condensed consolidated financial statements.

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Nine months ended March 31 (unaudited)

	2010	2009

Net sales	$17,490,000	$15,501,000

Cost of sales	11,324,000	10,703,000
Gross profit	6,166,000	4,798,000

Operating expenses:
Selling expense	1,025,000	988,000
General and administrative expenses	2,412,000	2,461,000
Impairment of intangible asset	140,000	997,000
Research and development costs	1,811,000	2,083,000
Total operating expenses	5,388,000	6,529,000

Income (loss) from operations	778,000	(1,731,000)

Other income (expense):
Royalty income	44,000	9,000
Interest expense	(154,000)	(176,000)
Total	(110,000)	(167,000)

Income (Loss) before (benefit) Provision for income taxes	668,000	(1,898,000)

(Benefit) Provision for income taxes	(269,000)	1,149,000
Net Income (loss)	$937,000	$(3,047,000)

Net income (loss) per share:
Basic	$0.10	$(0.31)
Diluted	$0.10	$(0.31)

Weighted average shares outstanding - basic	9,680,149	9,722,408
Weighted average shares outstanding - diluted	9,699,138	9,722,408
See notes to condensed consolidated financial statements.

PRO-DEX, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine months ended March 31 (unaudited)

	2010	2009
Cash Flows from Operating Activities:
Net Income (loss)	$937,000	$(3,047,000)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	546,000	611,000
Impairment of intangible asset	140,000	997,000
Stock based compensation	96,000	129,000
Recovery of doubtful accounts	(1,000)	(35,000)
Increase (Decrease) in deferred taxes	-	(923,000)
Increase in deferred tax allowance	118,000	1,960,000
Changes in:
(Increase) Decrease in accounts receivable	(245,000)	1,043,000
Decrease in inventories	509,000	1,347,000
(Increase) Decrease in prepaid expenses	(115,000)	55,000
(Increase) in other assets	-	(20,000)
Increase (Decrease) in accounts payable and accrued expenses	712,000	(1,341,000)
(Decrease) in income taxes payable	(36,000)	64,000
Net Cash provided by Operating Activities	2,661,000	840,000

Cash Flows From Investing Activities:
Purchases of equipment and leasehold improvements	(109,000)	(181,000)

Net Cash used in Investing Activities	(109,000)	(181,000)

Cash Flows from Financing Activities:
Net (payments) on line of credit	-	(2,000,000)
Principal (payments) on term note	-	(396,000)
Net Principal (Payments) borrowing on TI Loan	(300,000)	1,866,000
Principal (payments) on mortgage	(24,000)	(23,000)
Stock repurchases	-	(119,000)

Net Cash used by Financing Activities	(324,000)	(672,000)

Net increase (decrease) in Cash and Cash Equivalents	2,228,000	(13,000)
Cash and Cash Equivalents, beginning of period	1,124,000	517,000

Cash and Cash Equivalents, end of period	$3,352,000	$504,000

Supplemental Information
Cash payments for interest	$157,000	$178,000

Cash payments for income taxes	$87,000	$-